Exhibit 23.3

Consent of Independent Auditors

We consent to the incorporation by reference in this Registration Statement on Form S-4 pursuant to Rule 462(b) under the Securities Act of 1933 of our report dated March 7, 2023, on our audit of the consolidated financial statements of CBOA Financial, Inc. and Subsidiary, as of and for the years ended December 31, 2022, and 2021, appearing in the Registration Statement on Form S-4, File No. 333-273901.

Phoenix, Arizona

March 13, 2024

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